Exhibit 99.2

americold
REALTY TRUST

COLD LISTED NYSE

EARNINGS RELEASE & FINANCIAL SUPPLEMENT
Third Quarter 2021

Financial Supplement	Third Quarter 2021

Financial Supplement	Third Quarter 2021

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of September 30, 2021, we operated a global network of 248 temperature-controlled warehouses encompassing over 1.5 billion cubic feet, with 202 warehouses in North America, 27 in Europe, 16 warehouses in Asia-Pacific, and three warehouses in South America. In addition, we hold two minority interests in Brazilian-based joint ventures, one with SuperFrio, which owns or operates 33 temperature-controlled warehouses and one with Comfrio, which owns or operates 25 temperature-controlled warehouses.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle: Trustee and Interim Chief Executive Officer
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Carlos V. Rodriguez: Chief Operating Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James A. Harron: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Trustees
Mark R. Patterson: Chairman of the Board of Trustees
George J. Alburger, Jr.: Trustee
Kelly H. Barrett: Trustee
Robert L. Bass: Trustee
George F. Chappelle Jr.: Trustee and Interim Chief Executive Officer
Antonio F. Fernandez: Trustee
James R. Heistand: Trustee
Pamela K. Kohn: Trustee
David J. Neithercut: Trustee
Andrew P. Power: Trustee

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Financial Supplement	Third Quarter 2021

Analyst Coverage

Firm	Analyst Name	Contact
Baird Equity Research	David B. Rodgers	216-737-7341
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681
Barclays	Anthony Powell	212-526-8768
Berenberg Capital Markets	Nate Crossett	646-949-9030
Citi	Emmanuel Korchman	212-816-1382
Green Street Advisors	Vince Tibone	949-640-8780
J.P. Morgan	Michael W. Mueller	212-622-6689
KeyBanc	Craig Mailman	917-368-2316
Raymond James	William A. Crow	727-567-2594
RBC	Michael Carroll	440-715-2649
Truist	Ki Bin Kim	212-303-4124

Stock Listing Information
The shares of Americold Realty Trust are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Positive Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Third Quarter 2021
AMERICOLD REALTY TRUST ANNOUNCES THIRD QUARTER 2021 RESULTS
Updates Earnings Call to Today, November 3, 2021 at 5 PM EST
Maintains 2021 Annual AFFO Guidance of $1.15 - $1.20 per Share

Atlanta, GA, November 3, 2021 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the third quarter ended September 30, 2021.
Third Quarter 2021 Highlights
•Total revenue increased 42.5% to $708.8 million.
•Total NOI increased 15.1% to $155.8 million.
•Core EBITDA increased 10.2% on an actual basis, and 11.2% on a constant currency basis, to $114.7 million.
•Net income of $5.3 million, or $0.02 income per diluted common share.
•Core FFO of $61.5 million, or $0.23 per diluted common share.
•AFFO of $69.6 million, or $0.27 per diluted common share.
•Global Warehouse segment revenue increased 39.7% to $542.0 million.
•Global Warehouse segment NOI increased 13.5% to $145.0 million.
•Global Warehouse segment same store revenue increased 2.3%, and 2.0% on a constant currency basis, Global Warehouse segment same store NOI decreased by 5.1%, or 5.4% on a constant currency basis.
•On August 2, 2021, closed on the acquisition of ColdCo in St. Louis, Missouri for $20.5 million. ColdCo consists of one owned facility in St Louis, Missouri, generating approximately 93% of total NOI, and one leased facility in Reno, Nevada. ColdCo's customers are primarily focused on the storage and handling of product for direct-to-consumer distribution, and transportation services.
•On September 1, 2021, closed on the acquisition of Newark Facility Management in Newark, New Jersey for $376.5 million. Newark consists of one owned facility totaling 11.5 million cubic feet that is a single-customer dedicated retail distribution center.
•Completed our expansion project in Calgary, Canada for C$13.2 million.
•Completed the 2021 GRESB Real Estate Assessment and the Carbon Disclosure Project, receiving an initial overall GRESB score of 63, which is higher than our peer average.
Year to Date 2021 Highlights
•Total revenue increased 36.5% to $2.00 billion.
•Total NOI increased 17.4% to $468.3 million.
•Core EBITDA increased 13.6% to $350.8 million, or 12.4% on a constant currency basis.
•Net loss of $22.3 million, or $0.09 loss per diluted common share.
•Core FFO of $162.6 million, or $0.63 per diluted common share.
•AFFO of $217.3 million, or $0.85 per diluted common share.
•Global Warehouse segment revenue increased 34.1% to $1.53 billion.
•Global Warehouse segment NOI increased 16.3% to $435.6 million.

Financial Supplement	Third Quarter 2021
•Global Warehouse segment same store revenue increased 0.9%, and decreased 0.6% on a constant currency basis, Global Warehouse segment same store NOI decreased 3.8%, or 5.0% on a constant currency basis.
Subsequent Event Highlights
•Appointed George Chappelle as Interim Chief Executive Officer.
•Added three members to our Board of Trustees, Rob Bass, George Chappelle and Pamela Kohn. These three individuals have a combination of strong supply chain, logistics, food, and retail experience and complement our existing Board.
•Announced the expansion of our Spearwood, Australia facility with an expected cost of A$61.5 million to create a highly-automated build with two anchor tenants. The expansion will add 3.3 million cubic feet, and is expected to be complete by the second quarter of 2023.
•Entered into a purchase agreement to acquire a cold storage facility in Denver for a total investment of approximately $59 million, and we are expecting to close the transaction in November. This facility replaces a leased facility that expires at the end of the year.
Third Quarter 2021 Total Company Financial Results
Total revenue for the third quarter of 2021 was $708.8 million, a 42.5% increase from the same quarter of the prior year. This growth was primarily driven by the incremental revenue from acquisitions, including warehouse and transportation operations, our recently completed expansion and development projects and contractual and market-driven rate escalations. These increases are partially offset by the continued impacts of COVID-19 and resulting supply chain disruption which impacted our holdings across our network as food production has been unable to keep up with steady consumer demand.
For the third quarter of 2021, the Company reported a net income of $5.3 million, or $0.02 per diluted share, compared to net income of $12.4 million, or $0.06 per diluted share, for the same quarter of the prior year.
Total NOI for the third quarter of 2021 was $155.8 million, an increase of 15% from the same quarter of the prior year.
Core EBITDA was $114.7 million for the third quarter of 2021, compared to $104.1 million for the same quarter of the prior year. This reflects a 10.2% increase over prior year on an actual basis, and 11.2% on a constant currency basis, driven primarily from acquisition contribution. These increases were partially offset by the impact of reduced food production as a result of ongoing labor market challenges and the impact of inflation.
For the third quarter of 2021, Core FFO was $61.5 million, or $0.23 per diluted share, compared to $58.6 million, or $0.28 per diluted share, for same quarter of the prior year.
For the third quarter of 2021, AFFO was $69.6 million, or $0.27 per diluted share, compared to $62.7 million, or $0.30 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Financial Supplement	Third Quarter 2021
Third Quarter 2021 Global Warehouse Segment Results
For the third quarter of 2021, Global Warehouse segment revenue was $542.0 million, an increase of $154.0 million, or 40%, compared to $388.0 million for the third quarter of 2020. This growth was driven by the recently completed acquisitions and development projects, paired with contractual and market-driven rate escalations.
Warehouse segment NOI was $145.0 million for the third quarter of 2021, an increase of 13%. Global Warehouse segment margin was 26.7% for the third quarter of 2021, a 618 basis point decrease compared to the same quarter of the prior year. The year-over-year increase in segment NOI was driven by the increase in revenue, partially offset by a decline in warehouse services margin within our same store pool.
We had 162 same stores for the three months ended September 30, 2021. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2021. Amounts related to the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Liberty and Newark Facility Management acquisitions are reflected within non-same store results.

Financial Supplement	Third Quarter 2021

	Three Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	239		175	n/a	n/a
Global Warehouse revenue:
Rent and storage	$225,234	$224,210	$166,355	35.4%	34.8%
Warehouse services	316,813	315,105	221,669	42.9%	42.2%
Total revenue	$542,047	$539,315	$388,024	39.7%	39.0%
Global Warehouse contribution (NOI)	$144,992	$144,455	$127,756	13.5%	13.1%
Global Warehouse margin	26.7%	26.8%	32.9%	-618 bps	-614 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,061	n/a	3,144	29.2%	n/a
Average physical occupied pallets	3,709	n/a	2,849	30.2%	n/a
Average physical pallet positions	5,351	n/a	4,074	31.4%	n/a
Economic occupancy percentage	75.9%	n/a	77.2%	-129 bps	n/a
Physical occupancy percentage	69.3%	n/a	69.9%	-61 bps	n/a
Total rent and storage revenue per economic occupied pallet	$55.46	$55.21	$52.91	4.8%	4.4%
Total rent and storage revenue per physical occupied pallet	$60.73	$60.45	$58.40	4.0%	3.5%
Global Warehouse services metrics:
Throughput pallets	10,142	n/a	7,918	28.1%	n/a
Total warehouse services revenue per throughput pallet	$31.24	$31.07	$27.99	11.6%	11.0%

SAME STORE WAREHOUSE
Number of same store warehouses	162		162	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$157,233	$157,108	$154,926	1.5%	1.4%
Warehouse services	216,351	215,316	210,309	2.9%	2.4%
Total same store revenue	$373,584	$372,424	$365,235	2.3%	2.0%
Global Warehouse same store contribution (NOI)	$117,209	$116,799	$123,528	(5.1)%	(5.4)%
Global Warehouse same store margin	31.4%	31.4%	33.8%	-245 bps	-246 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,878	n/a	2,942	(2.2)%	n/a
Average physical occupied pallets	2,553	n/a	2,661	(4.1)%	n/a
Average physical pallet positions	3,760	n/a	3,756	0.1%	n/a
Economic occupancy percentage	76.5%	n/a	78.3%	-179 bps	n/a
Physical occupancy percentage	67.9%	n/a	70.8%	-295 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$54.62	$54.58	$52.66	3.7%	3.6%
Same store rent and storage revenue per physical occupied pallet	$61.59	$61.54	$58.23	5.8%	5.7%
Global Warehouse same store services metrics:
Throughput pallets	7,328	n/a	7,467	(1.9)%	n/a
Same store warehouse services revenue per throughput pallet	$29.52	$29.38	$28.16	4.8%	4.3%

Financial Supplement	Third Quarter 2021

	Three Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	77		13	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$68,001	$67,102	$11,429	495.0%	487.1%
Warehouse services	100,462	99,789	11,360	784.3%	778.4%
Total non-same store revenue	$168,463	$166,891	$22,789	639.2%	632.3%
Global Warehouse non-same store contribution (NOI)	$27,783	$27,656	$4,228	557.1%	554.1%
Global Warehouse non-same store margin	16.5%	16.6%	18.6%	-206 bps	-198 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,182	n/a	202	485.5%	n/a
Average physical occupied pallets	1,156	n/a	188	515.0%	n/a
Average physical pallet positions	1,591	n/a	318	399.9%	n/a
Economic occupancy percentage	74.3%	n/a	63.5%	1086 bps	n/a
Physical occupancy percentage	72.7%	n/a	59.1%	1360 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$57.51	$56.75	$56.59	1.6%	0.3%
Non-same store rent and storage revenue per physical occupied pallet	$58.81	$58.04	$60.79	(3.3)%	(4.5)%
Global Warehouse non-same store services metrics:
Throughput pallets	2,814	n/a	451	523.9%	n/a
Non-same store warehouse services revenue per throughput pallet	$35.71	$35.47	$25.19	41.7%	40.8%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 239 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Financial Supplement	Third Quarter 2021

	Nine Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	239		175	n/a	n/a
Global Warehouse revenue:
Rent and storage	$642,787	$633,774	$492,328	30.6%	28.7%
Warehouse services	888,445	869,710	649,175	36.9%	34.0%
Total revenue	$1,531,232	$1,503,484	$1,141,503	34.1%	31.7%
Global Warehouse contribution (NOI)	$435,552	$427,988	$374,661	16.3%	14.2%
Global Warehouse margin	28.4%	28.5%	32.8%	-438 bps	-436 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	3,994	n/a	3,188	25.3%	n/a
Average physical occupied pallets	3,648	n/a	2,930	24.5%	n/a
Average physical pallet positions	5,250	n/a	4,043	29.9%	n/a
Economic occupancy percentage	76.1%	n/a	78.9%	-279 bps	n/a
Physical occupancy percentage	69.5%	n/a	72.5%	-298 bps	n/a
Total rent and storage revenue per economic occupied pallet	$160.93	$158.67	$154.41	4.2%	2.8%
Total rent and storage revenue per physical occupied pallet	$176.21	$173.74	$168.06	4.9%	3.4%
Global Warehouse services metrics:
Throughput pallets	29,591	n/a	23,834	24.2%	n/a
Total warehouse services revenue per throughput pallet	$30.02	$29.39	$27.24	10.2%	7.9%

SAME STORE WAREHOUSE
Number of same store warehouses	162		162	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$457,384	$453,945	$460,623	(0.7)%	(1.4)%
Warehouse services	631,694	619,336	619,002	2.1%	0.1%
Total same store revenue	$1,089,078	$1,073,281	$1,079,625	0.9%	(0.6)%
Global Warehouse same store contribution (NOI)	$351,927	$347,487	$365,675	(3.8)%	(5.0)%
Global Warehouse same store margin	32.3%	32.4%	33.9%	-156 bps	-149 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,865	n/a	3,003	(4.6)%	n/a
Average physical occupied pallets	2,543	n/a	2,753	(7.6)%	n/a
Average physical pallet positions	3,762	n/a	3,750	0.3%	n/a
Economic occupancy percentage	76.2%	n/a	80.1%	-393 bps	n/a
Physical occupancy percentage	67.6%	n/a	73.4%	-582 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$159.64	$158.44	$153.38	4.1%	3.3%
Same store rent and storage revenue per physical occupied pallet	$179.85	$178.50	$167.31	7.5%	6.7%
Global Warehouse same store services metrics:
Throughput pallets	21,805	n/a	22,547	(3.3)%	n/a
Same store warehouse services revenue per throughput pallet	$28.97	$28.40	$27.45	5.5%	3.5%

Financial Supplement	Third Quarter 2021

	Nine Months Ended September 30,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	77		13	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$185,403	$179,829	$31,705	484.8%	467.2%
Warehouse services	256,751	250,373	30,173	750.9%	729.8%
Total non-same store revenue	$442,154	$430,202	$61,878	614.6%	595.2%
Global Warehouse non-same store contribution (NOI)	$83,626	$80,500	$8,985	830.7%	795.9%
Global Warehouse non-same store margin	18.9%	18.7%	14.5%	439 bps	419 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,129	n/a	185	509.0%	n/a
Average physical occupied pallets	1,105	n/a	176	525.9%	n/a
Average physical pallet positions	1,488	n/a	293	407.9%	n/a
Economic occupancy percentage	75.9%	n/a	63.3%	1260 bps	n/a
Physical occupancy percentage	74.2%	n/a	60.2%	1400 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$164.21	$159.27	$171.00	(4.0)%	(6.9)%
Non-same store rent and storage revenue per physical occupied pallet	$167.84	$162.79	$179.65	(6.6)%	(9.4)%
Global Warehouse non-same store services metrics:
Throughput pallets	7,786	n/a	1,286	505.3%	n/a
Non-same store warehouse services revenue per throughput pallet	$32.97	$32.16	$23.46	40.6%	37.1%

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 239 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of September 30, 2021, $345.8 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $333.0 million at the end of the second quarter of 2021 and $279.7 million at the end of the third quarter of 2020. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 39.1% of rent and storage revenue was generated from fixed commitment storage contracts.

Financial Supplement	Third Quarter 2021
Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the third quarter of 2021, economic occupancy for the total warehouse segment was 75.9% and warehouse segment same store pool was 76.5%, representing a 657 basis point and 866 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 129 basis points, and the warehouse segment same store pool decreased 179 basis points as compared to the third quarter of 2020, as we were impacted by reduced food production volumes.

Real Estate Portfolio
As of September 30, 2021, the Company’s portfolio consists of 248 facilities. The Company ended the third quarter of 2021 with 239 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. During the third quarter of 2021, the Company added three facilities through the acquisitions of ColdCo and Newark. Additionally, during the third quarter, the Company exited a leased facility originating from the Liberty acquisition in Canada. The same store population consists of 162 facilities for the quarter ended September 30, 2021. The remaining 77 non-same store population includes the 67 facilities that were acquired in connection with the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Liberty and Newark acquisitions, the recently leased facility in Australia and ten legacy facilities, offset by the exit of the leased facility previously mentioned.

Balance Sheet Activity and Liquidity
As of September 30, 2021, the Company had total liquidity of approximately $0.8 billion, including cash, capacity on its revolving credit facility and $55 million of net proceeds available from equity forward contracts. Total debt outstanding was $3.0 billion (inclusive of $281.1 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 82% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 5.5x. Of the Company’s total debt outstanding, $2.7 billion relates to real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.7 years and carries a weighted average contractual interest rate of 2.93%. As of September 30, 2021, 79% of the Company’s total debt outstanding was at a fixed rate.

The Company’s equity forwards, the current respective contractual latest settlement dates, and net proceeds are detailed in the table below:

Outstanding Equity Forward Data
in millions, except share price amounts
Quarter Raised	Forward Shares	Net Share Price[1]	Net Proceeds	Contractual Outside Settlement Date	Target Use of Net Proceeds
2Q/3Q 2021	1.436	$38.96	$55.0	7/1/2022	Fund future growth initiatives
(1) Net of underwriter fee, forward costs and dividends paid.

Dividend
On August 19, 2021, the Company’s Board of Trustees declared a dividend of $0.22 per share for the third quarter of 2021, which was paid on October 15, 2021 to common shareholders of record as of September 30, 2021.

Financial Supplement	Third Quarter 2021
2021 Outlook
The Company’s annual AFFO per share guidance remains $1.15 - $1.20. Refer to page 43 of this Financial Supplement for the details of our annual guidance including updates to certain components. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Wednesday, November 3, 2021 at 5:00 p.m. Eastern Time to discuss third quarter 2021 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-300-8521 or 1-412-317-6026. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 10160966. The telephone replay will be available starting shortly after the call until November 17, 2021.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 248 temperature-controlled warehouses, with over 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: uncertainties and risks related to public

Financial Supplement	Third Quarter 2021
health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; a failure of our information technology systems, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; inflation and supply chain disruptions; uncertainty of revenues, given the nature of our customer contracts; increased interest rates and operating costs, including as a result of the ongoing COVID-19 pandemic; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; labor and power costs; labor availability; changes in applicable governmental regulations and tax legislation, including in the international markets and proposed tax legislation proposed by the Biden administration; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; the competitive environment in which we operate; our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with the use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; the potential dilutive effect of our common share offerings; and risks related to any forward sale agreements, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended

Financial Supplement	Third Quarter 2021
December 31, 2020, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2021

Selected Quarterly Financial Data

In thousands, except per share amounts - unaudited	As of
Capitalization:	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20
Fully diluted common shares outstanding at quarter end(1)	269,073	263,676	257,392	256,829	208,764
Common stock share price at quarter end	$29.05	$37.85	$38.47	$37.73	$35.75
Market value of common equity	$7,816,571	$9,980,137	$9,901,870	$9,690,158	$7,463,313

Gross debt (2)	$2,998,817	$2,874,481	$2,778,873	$2,975,204	$2,034,087
Less: cash and cash equivalents	152,770	316,077	287,691	621,051	173,913
Net debt	$2,846,047	$2,558,404	$2,491,182	$2,354,153	$1,860,174

Total enterprise value	$10,662,618	$12,538,541	$12,393,052	$12,044,311	$9,323,487
Net debt / total enterprise value	26.7%	20.4%	20.1%	19.5%	20.0%
Net debt to pro forma Core EBITDA(2)	5.49x	4.88x	4.79x	4.43x	4.34x

	Three Months Ended
Selected Operational Data:	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20
Warehouse segment revenue	$542,047	$503,734	$485,451	$407,811	$388,024
Total revenue	708,808	654,707	634,795	523,678	497,458
Operating income	31,535	22,905	14,226	26,771	37,457
Net income (loss)	5,308	(13,399)	(14,236)	(43,992)	12,374
Total warehouse segment contribution (NOI) (3)	144,992	144,379	146,181	145,672	127,756
Total segment contribution (NOI) (3)	155,771	155,289	157,240	152,439	135,319

Selected Other Data:
Core EBITDA (4)	$114,661	$118,339	$117,789	$117,213	$104,075
Core funds from operations (1)	61,476	38,620	62,546	81,907	58,626
Adjusted funds from operations (1)	69,595	71,743	75,921	76,882	62,741

Earnings Measurements:
Net income (loss) per share - basic	$0.02	$(0.05)	$(0.06)	$(0.21)	$0.06
Net income (loss) per share - diluted	$0.02	$(0.05)	$(0.06)	$(0.21)	$0.06
Core FFO per diluted share (4)	$0.23	$0.15	$0.24	$0.39	$0.28
AFFO per diluted share (4)	$0.27	$0.28	$0.30	$0.37	$0.30
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.21	$0.21
Diluted AFFO payout ratio (6)	81.5%	78.6%	73.3%	56.8%	70.0%

Portfolio Statistics:
Total global warehouses	248	246	242	238	185
Average economic occupancy	75.9%	75.2%	77.0%	79.2%	77.2%
Average physical occupancy	69.3%	68.8%	70.3%	72.3%	69.9%
Total global same-store warehouses	162	162	162	135	135

Financial Supplement	Third Quarter 2021

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	09/30/2021	12/31/2020
Total debt	$2,987,371	$2,959,252
Deferred financing costs	11,446	15,952
Gross debt	$2,998,817	$2,975,204
Adjustments:
Less: cash and cash equivalents	152,770	621,051
Net debt	$2,846,047	$2,354,153
Core EBITDA - last twelve months	$468,002	$425,910
Core EBITDA from acquisitions (a)	50,376	105,362
Pro forma Core EBITDA - last twelve months	$518,378	$531,272
Net debt to pro forma Core EBITDA	5.49x	4.43x
(a) As of September 30, 2021, amount includes one month of Core EBITDA from the Halls acquisition, three months of Core EBITDA from the Agro acquisition, five months of Core EBITDA from the Liberty acquisition, seven months of Core EBITDA from the KMT Brrr! acquisition, eight months of Core EBITDA from the Bowman Stores acquisition, 10 months of Core EBITDA from the Coldco acquisition, and 11 months of Core EBITDA from the Forem acquisition prior to Americold’s ownership of the respective acquired entities.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20
Warehouse segment contribution (NOI)	$144,992	$144,379	$146,181	$145,672	$127,756
Third-party managed segment contribution (NOI)	4,551	1,693	4,382	1,767	3,393
Transportation segment contribution (NOI)	6,251	9,250	6,703	5,043	4,187
Other segment contribution (NOI)	(23)	(33)	(26)	(43)	(17)
Total segment contribution (NOI)	$155,771	$155,289	$157,240	$152,439	$135,319
Depreciation and amortization	(70,569)	(84,459)	(77,211)	(58,319)	(53,569)
Selling, general and administrative	(45,545)	(42,475)	(45,052)	(39,536)	(35,969)
Acquisition, litigation and other	(6,338)	(3,922)	(20,751)	(26,535)	(5,282)
Gain (loss) from sale of real estate	—	—	—	676	(427)
Impairment of long-lived assets	(1,784)	(1,528)	—	(1,954)	(2,615)
U.S. GAAP operating income	$31,535	$22,905	$14,226	$26,771	$37,457

(4) See “Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Core EBITDA” pages 20-22

(5) Distributions per common share	Three Months Ended
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20
Distributions declared on common shares during the quarter	$59,026	$57,897	$56,029	$53,820	$43,282
Common shares outstanding at quarter end	266,769	261,015	252,520	251,703	203,680
Distributions declared per common share of beneficial interest	$0.22	$0.22	$0.22	$0.21	$0.21

(6) Calculated as distributions declared on common shares divided by AFFO per weighted average diluted share

Financial Supplement	Third Quarter 2021

Financial Information

Americold Realty Trust and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	September 30,	December 31,
	2021	2020
Assets
Property, buildings and equipment:
Land	$769,720	$662,885
Buildings and improvements	4,057,597	4,004,824
Machinery and equipment	1,297,087	1,177,572
Assets under construction	402,576	303,531
	6,526,980	6,148,812
Accumulated depreciation	(1,563,868)	(1,382,298)
Property, buildings and equipment – net	4,963,112	4,766,514

Operating lease right-of-use assets	385,341	291,797
Accumulated depreciation – operating leases	(48,978)	(24,483)
Operating leases – net	336,363	267,314

Financing leases:
Buildings and improvements	13,550	60,513
Machinery and equipment	148,724	109,416
	162,274	169,929
Accumulated depreciation – financing leases	(56,686)	(40,937)
Financing leases – net	105,588	128,992
Cash, cash equivalents and restricted cash	152,770	621,051
Accounts receivable – net of allowance of $17,017 and $12,286 at September 30, 2021 and December 31, 2020, respectively	368,179	324,221
Identifiable intangible assets – net	1,011,102	797,423
Goodwill	1,039,850	794,335
Investments in partially owned entities	38,571	44,907
Other assets	112,019	86,394
Total assets	$8,127,554	$7,831,151
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$305,664	$—
Accounts payable and accrued expenses	577,721	552,547
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $11,446 and $15,952 in the aggregate, at September 30, 2021 and December 31, 2020, respectively	2,400,593	2,648,266
Sale-leaseback financing obligations	182,979	185,060
Financing lease obligations	98,135	125,926
Operating lease obligations	316,457	269,147
Unearned revenue	22,114	19,209
Pension and postretirement benefits	7,247	9,145
Deferred tax liability – net	193,194	220,502
Multiemployer pension plan withdrawal liability	8,267	8,528
Total liabilities	4,112,371	4,038,330
Equity
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 500,000,000 and 325,000,000 authorized shares; 266,769,008 and 251,702,603 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2,668	2,517
Paid-in capital	5,110,432	4,687,823
Accumulated deficit and distributions in excess of net earnings	(1,090,595)	(895,521)
Accumulated other comprehensive loss	(13,477)	(4,379)
Total shareholders’ equity	4,009,028	3,790,440
Noncontrolling interests:
Noncontrolling interests in operating partnership and consolidated joint venture	6,155	2,381
Total equity	4,015,183	3,792,821

Total liabilities and equity	$8,127,554	$7,831,151

Financial Supplement	Third Quarter 2021

Americold Realty Trust and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rent, storage and warehouse services	$542,047	$388,024	$1,531,232	$1,141,503
Third-party managed services	87,782	75,338	233,027	213,213
Transportation services	78,979	34,096	234,051	104,874
Other	—	—	—	4,459
Total revenues	708,808	497,458	1,998,310	1,464,049
Operating expenses:
Rent, storage and warehouse services cost of operations	397,055	260,268	1,095,680	766,842
Third-party managed services cost of operations	83,231	71,945	222,401	202,752
Transportation services cost of operations	72,728	29,909	211,847	91,110
Cost of operations related to other revenues	23	17	82	4,286
Depreciation and amortization	70,569	53,569	232,239	157,572
Selling, general and administrative	45,545	35,969	133,072	105,202
Acquisition, litigation and other	6,338	5,282	31,011	9,771
Impairment of long-lived assets	1,784	2,615	3,312	6,282
Loss (gain) from sale of real estate	—	427	—	(21,448)
Total operating expenses	677,273	460,001	1,929,644	1,322,369

Operating income	31,535	37,457	68,666	141,680

Other (expense) income:
Interest expense	(25,303)	(23,066)	(77,838)	(70,114)
Loss on debt extinguishment, modifications and termination of derivative instruments	(627)	—	(5,051)	(781)
Other, net	(523)	(1,198)	(147)	232
Income (loss) before income tax (expense) benefit	5,082	13,193	(14,370)	71,017
Income tax (expense) benefit
Current	(3,336)	(2,103)	(6,953)	(6,823)
Deferred	3,562	1,284	(1,004)	4,353
Total income tax benefit (expense)	226	(819)	(7,957)	(2,470)

Net income (loss)	$5,308	$12,374	$(22,327)	$68,547
Net income attributable to non controlling interests	14	—	163	—
Net income (loss) attributable to Americold Realty Trust	$5,294	$12,374	$(22,490)	$68,547

Weighted average common shares outstanding – basic	261,865	204,289	256,129	202,380
Weighted average common shares outstanding – diluted	262,550	208,500	256,129	206,051

Net income (loss) per common share of beneficial interest - basic	$0.02	$0.06	$(0.09)	$0.33
Net income (loss) per common share of beneficial interest - diluted	$0.02	$0.06	$(0.09)	$0.33

Financial Supplement	Third Quarter 2021

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					YTD 2021
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20
Net income (loss)	$5,308	$(13,399)	$(14,236)	$(43,992)	$12,374	$(22,327)
Adjustments:
Real estate related depreciation	48,217	44,871	52,280	39,128	36,289	145,368
Net (gain) loss on sale of real estate, net of withholding taxes (b)	—	—	—	(676)	427	—
Net (gain) loss on asset disposals	(1)	(13)	(39)	888	1,160	(53)
Impairment charges on real estate assets	224	1,528	—	2,449	—	1,752
Our share of reconciling items related to partially owned entities	463	861	266	182	111	1,590
NAREIT Funds from operations	$54,211	$33,848	$38,271	$(2,021)	$50,361	126,330
Adjustments:
Net (gain) loss on sale of non-real estate assets	(171)	(304)	(119)	1,112	(100)	(594)
Non-core asset impairment	—	—	—	(495)	2,615	—
Acquisition, litigation and other	6,338	3,922	20,751	26,535	5,282	31,011
Share-based compensation expense, IPO grants	—	—	163	200	196	163
Bridge loan commitment fees	—	—	—	2,438	—	—
Loss on debt extinguishment, modifications and termination of derivative instruments	627	925	3,499	9,194	—	5,051
Foreign currency exchange loss (gain)	349	140	(173)	44,905	196	316
Our share of reconciling items related to partially owned entities	122	89	154	39	76	365
Core FFO applicable to common shareholders	$61,476	$38,620	$62,546	$81,907	$58,626	162,642
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,088	1,085	1,148	1,202	1,203	3,321
Non-real estate asset impairment	1,560	—	—	—	—	1,560
Amortization of below/above market leases	1,017	362	39	37	39	1,418
Straight-line net rent	411	(170)	(155)	(324)	(87)	86
Deferred income tax (benefit) expense	(3,562)	6,568	(2,002)	(9,379)	(1,284)	1,004
Share-based compensation expense, excluding IPO grants	4,291	5,467	4,867	4,371	4,373	14,625
Non-real estate depreciation and amortization	22,352	39,588	24,931	19,191	17,280	86,871
Maintenance capital expenditures (a)	(18,938)	(20,488)	(15,731)	(20,291)	(17,534)	(55,157)
Our share of reconciling items related to partially owned entities	(100)	711	278	168	125	889
Adjusted FFO applicable to common shareholders	$69,595	$71,743	$75,921	$76,882	$62,741	217,259

Financial Supplement	Third Quarter 2021

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					YTD 2021
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20

NAREIT Funds from operations	$54,211	$33,848	$38,271	$(2,021)	$50,361	$126,330
Core FFO applicable to common shareholders	$61,476	$38,620	$62,546	$81,907	$58,626	$162,642
Adjusted FFO applicable to common shareholders	$69,595	$71,743	$75,921	$76,882	$62,741	$217,259

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	261,865	253,213	252,938	205,984	204,289	$256,129
Dilutive stock options, unvested restricted stock units, equity forward contracts	685	3,544	3,226	3,944	4,211	2,494
Weighted average dilutive shares	262,550	256,757	256,164	209,928	208,500	$258,623

NAREIT FFO - basic per share	$0.21	$0.13	$0.15	$(0.01)	$0.25	$0.49
NAREIT FFO - diluted per share	$0.21	$0.13	$0.15	$(0.01)	$0.24	$0.49

Core FFO - basic per share	$0.23	$0.15	$0.25	$0.40	$0.29	$0.64
Core FFO - diluted per share	$0.23	$0.15	$0.24	$0.39	$0.28	$0.63

Adjusted FFO - basic per share	$0.27	$0.28	$0.30	$0.37	$0.31	$0.85
Adjusted FFO - diluted per share	$0.27	$0.28	$0.30	$0.37	$0.30	$0.85

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.
(b)	(Gain) loss on sale of real estate, net of withholding tax include withholding tax on the sale of Sydney land which is included in income tax expense on the Condensed Consolidated Statement of Operations.

Financial Supplement	Third Quarter 2021

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Trailing Twelve Months Ended
	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20	Q3 2021
Net income (loss)	$5,308	$(13,399)	$(14,236)	$(43,992)	$12,374	$(66,319)
Adjustments:
Depreciation and amortization	70,569	84,459	77,211	58,319	53,569	290,558
Interest expense	25,303	26,579	25,956	21,367	23,066	99,205
Income tax (benefit) expense	(226)	8,974	(791)	(9,397)	819	(1,440)
EBITDA	$100,954	$106,613	$88,140	$26,297	$89,828	$411,832
Adjustments:
Net (gain) loss on sale of real estate, net of withholding taxes	—	—	—	(676)	427	(676)
Adjustment to reflect share of EBITDAre of partially owned entities	1,854	1,838	649	432	293	4,773
NAREIT EBITDAre	$102,808	$108,451	$88,789	$26,053	$90,548	$416,649
Adjustments:
Acquisition, litigation and other	6,338	3,922	20,751	26,535	5,282	57,546
Bridge loan commitment fees	—	—	—	2,438	—	2,438
Loss (income) from investments in partially owned entities	490	61	700	(4)	98	1,247
Asset impairment	1,784	1,528	—	1,954	2,615	5,266
Foreign currency exchange loss (gain)	349	140	(173)	44,905	196	45,221
Share-based compensation expense	4,291	5,467	5,030	4,571	4,569	19,359
Loss on debt extinguishment, modifications and termination of derivative instruments	627	925	3,499	9,194	—	14,245
(Gain) loss on real estate and other asset disposals	(172)	(317)	(158)	1,999	1,060	1,352
Reduction in EBITDAre from partially owned entities	(1,854)	(1,838)	(649)	(432)	(293)	(4,773)
Core EBITDA	$114,661	$118,339	$117,789	$117,213	$104,075	$468,002

Financial Supplement	Third Quarter 2021

Acquisition, Litigation and Other
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

	Three Months Ended September 30,		Nine Months Ended September 30,
Acquisition, litigation and other	2021	2020	2021	2020
Acquisition and integration related costs	$6,301	$4,861	$22,851	$8,278
Litigation	825	258	942	258
Severance costs	149	(50)	2,850	1,022
Terminated site operations costs	6	(520)	78	(520)
Cyber incident related costs, net of insurance recoveries	(943)	—	3,539	—
Other	—	733	751	733
Total acquisition, litigation and other	$6,338	$5,282	$31,011	$9,771

Financial Supplement	Third Quarter 2021

Debt Detail and Maturities
(In thousands - unaudited)
	As of September 30, 2021
Indebtedness:	Carrying Value	Contractual Interest Rate(3)	Effective Interest Rate(4)	Stated Maturity Date(5)

Unsecured Debt
2020 Senior Unsecured Revolving Credit Facility-1(1)(2)(7)(10)	$43,368	C+0.85%	1.91%	3/2025
2020 Senior Unsecured Revolving Credit Facility-2(1)(2)(9)(11)	92,296	S+0.85%	1.53%	3/2025
2020 Senior Unsecured Revolving Credit Facility-3(1)(2)	170,000	L+0.85%	1.56%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-1(2)(6)	125,000	L+0.95%	1.41%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-2(2)(7)	197,124	C+0.95%	1.51%	3/2025
Series A notes	200,000	4.68%	4.77%	1/2026
Series B notes	400,000	4.86%	4.92%	1/2029
Series C notes	350,000	4.10%	4.15%	1/2030
Series D notes(8)	463,200	1.62%	1.67%	1/2031
Series E notes(8)	405,300	1.65%	1.70%	1/2033
Total Unsecured Debt	2,446,288	2.63%	2.78%	7.2 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	169,415	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	271,415	5.64%	5.92%	1.6 years

Total Real Estate Debt	$2,717,703	2.93%	3.09%	6.7 years

Sale-leaseback financing obligations	182,979	10.97%
Financing lease obligations	98,135	3.75%
Total Debt Outstanding	$2,998,817	3.45%

Less: unamortized deferred financing costs	(11,446)
Total Book Value of Debt	$2,987,371

Rate Type		% of Total
Fixed	$2,371,029	79%
Variable	627,788	21%
Total Debt Outstanding	$2,998,817	100%

Debt Type		% of Total
Unsecured	$2,446,288	82%
Secured	552,529	18%
Total Debt Outstanding	$2,998,817	100%
(1)Revolver maturity assumes two six-month extension options. The borrowing capacity as of September 30, 2021 is $1 billion less $22.3 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1 billion committed.
(2)L = one-month LIBOR; C = one-month CDOR; G = one-month GBP LIBOR; S = Sterling Overnight Interbank Average Rate.
(3)Interest rates as of September 30, 2021. At September 30, 2021, the one-month LIBOR rate on our Senior Unsecured Term Loan Tranche A-1 was 0.08%. At September 30, 2021, the one-month CDOR rate on our Senior Unsecured Term Loan Tranche A-2 was 0.43%. At September 30, 2021, the Sterling Overnight Interbank Average Rate on our 2020 Senior Unsecured Revolving Credit Facility-2 was 0.05%. Subtotals of stated contractual interest rates represent weighted average interest rates. Rates for sale-leasebacks and financing lease obligations represent weighted average interest rates.
(4)The effective interest rates presented include the amortization of loan costs. Subtotals of stated effective interest rates represent weighted average interest rates.
(5)Subtotals of stated maturity dates represent remaining weighted average life of the debt.
(6)On January 29, 2021, the Company repaid $200 million USD of the Term Loan A Facility Tranche A-1 using cash on the balance sheet and increased the borrowing capacity of Revolver from $800 million to $1 billion.
(7)Assumes CAD/USD exchange rate of 0.789.
(8)Assumes an EUR/USD exchange rate of 1.158.
(9)Assumes GBP/USD exchange rate of 1.347.
(10)The Senior Unsecured Revolving Credit Facility Draw 1 balance as of September 30, 2021 is CAD $55.0 million. The carrying value in the table above is the US dollar equivalent as of September 30, 2021.
(11)The Senior Unsecured Revolving Credit Facility Draw 2 balance as of September 30, 2021 is GBP $68.5 million. The carrying value in the table above is the US dollar equivalent as of September 30, 2021.

Financial Supplement	Third Quarter 2021

Operations Overview

Revenue and Contribution by Segment
(in thousands - unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Segment revenues:
Warehouse	$542,047	$388,024	$1,531,232	$1,141,503
Third-party managed	87,782	75,338	233,027	213,213
Transportation	78,979	34,096	234,051	104,874
Other	—	—	—	4,459
Total revenues	708,808	497,458	1,998,310	1,464,049

Segment contribution:
Warehouse	144,992	127,756	435,552	374,661
Third-party managed	4,551	3,393	10,626	10,461
Transportation	6,251	4,187	22,204	13,764
Other	(23)	(17)	(82)	173
Total segment contribution	155,771	135,319	468,300	399,059

Reconciling items:
Depreciation and amortization	(70,569)	(53,569)	(232,239)	(157,572)
Selling, general and administrative	(45,545)	(35,969)	(133,072)	(105,202)
Acquisition, litigation and other	(6,338)	(5,282)	(31,011)	(9,771)
Impairment of long-lived assets	(1,784)	(2,615)	(3,312)	(6,282)
Gain (loss) from sale of real estate	—	(427)	—	21,448
Interest expense	(25,303)	(23,066)	(77,838)	(70,114)
Loss on debt extinguishment, modifications and termination of derivative instruments	(627)	—	(5,051)	(781)
Other, net	(523)	(1,198)	(147)	232
Income (loss) before income tax (expense) benefit	$5,082	$13,193	$(14,370)	$71,017
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
In addition to our primary business segments, we owned a limestone quarry in Carthage, Missouri. We do not view the operation of the quarry as an integral part of our business, and as a result this business segment was subsequently sold on July 1, 2020.

Financial Supplement	Third Quarter 2021

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2018 2019 2020 2021 2018 2019 2020 2021 2018 2019 2020 2021 2018 2019 2020 2021 2018 2019 2020 2021

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of September 30, 2021, we had entered into contracts featuring fixed storage commitments or leases with 165 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Third Quarter 2021
Global Warehouse Portfolio
Unaudited

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	38	293.4	21%	938	81%	73%	$315.5	$79.2	1,022
Southeast	60	340.2	24%	1,083	74%	67%	325.1	82.8	880
Central	51	305.8	22%	1,299	75%	68%	325.7	108.8	938
West	38	234.5	17%	986	66%	59%	207.5	65.7	627
Canada	7	34.9	2%	115	82%	82%	30.3	11.6	104
North America Total / Average	194	1,208.8	85%	4,421	74%	67%	$1,204.1	$348.1	2,624
Netherlands	7	36.7	3%	123	77%	77%	52.1	10.7	463
United Kingdom & Northern Ireland	6	40.1	3%	242	87%	87%	29.9	9.9	125
Spain	4	15.2	1%	53	61%	61%	14.0	2.7	319
Portugal	4	11.5	1%	53	85%	85%	12.9	4.0	220
Ireland	3	9.5	1%	35	100%	100%	10.3	4.0	126
Austria	1	4.2	—%	42	88%	88%	16.4	4.5	153
Poland	2	3.5	—%	14	79%	79%	3.4	0.2	81
Europe Total	27	120.7	9%	562	83%	83%	$139.0	$36.0	1,348
Australia	8	50.5	4%	157	93%	78%	149.7	37.4	89
New Zealand	7	20.4	1%	65	90%	82%	25.1	9.7	60
Asia-Pacific Total	15	70.9	5%	222	92%	79%	$174.8	$47.1	144
Argentina	2	9.7	1%	23	67%	67%	5.7	1.2	47
Chile	1	7.6	1%	23	104%	104%	7.6	3.2	26
South America Total	3	17.3	1%	46	86%	86%	$13.3	$4.4	73
Warehouse Segment Total / Average	239	1,417.7	100%	5,250	86%	82%	$1,531.2	$435.6	4,305
Third-Party Managed Portfolio
United States	7	38.5	88%	—	—	—	$215.3	$7.3	4
Canada	1	5.3	12%	—	—	—	1.9	0.4	1
North America Total / Average	8	43.8	100%	—	—	—	$217.2	$7.7	5
Asia-Pacific	1	—	—%	—	—	—	15.8	2.9	1
Third-Party Managed Total / Average	9	43.8	100%	—	—	—	$233.0	$10.6	6
Portfolio Total / Average	248	1,461.5	100%	5,250	76%	70%	$1,764.2	$446.2	4,305
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Nine months ended September 30, 2021.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other expenses and gain or loss on sale of real estate). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of September 30, 2021, we owned 149 of our U.S. warehouses and 41 of our international warehouses, and we leased 38 of our U.S. warehouses and eleven of our international warehouses. As of September 30, 2021, fifteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	Third Quarter 2021

Warehouse Segment Cubic Feet by Warehouse Type
(At September 30, 2021)

Facility Leased: 2%
Public Warehouse: 29%
Distribution: 45%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended September 30, 2021)

Fresh Produce: 5%
Potatoes: …
Pork: 5%
Frozen Produce: 5%
Bakery: 4%
Beef: 5%
Dairy: 8%
Distributors (3): 3%
Other: 5%
Seafood: 2%
Beverage: 1%
Poultry: 14%
Retail (1): 21%
Packaged Foods (2): 16%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended September 30, 2021)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 51%
Production Advantaged: 24%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended September 30, 2021)

Facility Leased: 1%
Public Warehouse: 26%
Distribution: 45%
Production Advantaged: 29%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: September 30, 2021 LTM Revenue and NOI pro forma 2020 and 2021 acquisitions.
September 30, 2021 warehouse segment cubic feet includes all 2020 and 2021 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Third Quarter 2021

Fixed Commitment and Lease Maturity Schedules
Unaudited
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of September 30, 2021. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended September 30, 2021	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Twelve Months Ended September 30, 2021(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	39	$27,457	3.1%	$128,005	$27,457
2021	26	15,884	1.8%	90,751	15,900
2022	79	93,577	10.6%	198,772	94,047
2023	49	75,051	8.5%	151,078	77,919
2024	39	44,328	5.0%	107,931	48,094
2025	13	21,218	2.4%	42,018	23,113
2026	14	37,163	4.2%	53,873	39,694
2027	5	6,112	0.7%	10,672	6,584
2028	2	1,129	0.1%	4,576	1,133
2029 and thereafter	9	23,862	2.7%	100,787	28,241
Total	275	$345,781	39.1%	$888,463	$362,182
____________________
Note: September 30, 2021 LTM total revenue and rent and storage revenue pro forma 2020 and 2021 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of September 30, 2021, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended September 30, 2021, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of September 30, 2021 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Third Quarter 2021

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of September 30, 2021. These leases had a weighted average remaining term of 46 months as of September 30, 2021.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended September 30, 2021	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	3	$771	0.1%	22	0.7%	$771
2021	12	1,496	0.2%	175	5.9%	1,496
2022	25	8,970	1.0%	472	15.8%	9,177
2023	9	5,118	0.6%	707	23.7%	5,433
2024	9	3,699	0.4%	710	23.8%	3,893
2025	7	4,343	0.5%	299	10.0%	4,701
2026 and thereafter	11	8,147	1.0%	599	20.1%	10,325
Total	76	$32,544	3.8%	2,984	100%	$35,796
____________________
Note: September 30, 2021 LTM rent and storage revenue pro forma 2020 and 2021 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of September 30, 2021, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Third Quarter 2021

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per cubic foot amounts)
Real estate	$14,497	$15,896	$45,398	$39,425
Personal property	1,231	906	4,441	3,967
Information technology	3,210	732	5,318	1,864
Maintenance capital expenditures (1)	$18,938	$17,534	$55,157	$45,256

Maintenance capital expenditures per cubic foot	$0.013	$0.016	$0.038	$0.041

Repair and Maintenance Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per cubic foot amounts)
Real estate	$6,435	$7,333	$20,760	$21,278
Personal property	15,655	7,368	40,731	22,766
Repair and maintenance expenses	$22,090	$14,701	$61,491	$44,044

Repair and maintenance expenses per cubic foot	$0.015	$0.013	$0.042	$0.040

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$400,987	$108,040	$616,316	$423,708
Expansion and development initiatives(1)	75,960	59,806	243,072	174,585
Information technology	1,682	2,189	5,255	5,169
Growth and expansion capital expenditures	$478,629	$170,035	$864,643	$603,462

(1) We capitalized interest of $2.7 million and $1.0 million for the three months ended September 30, 2021 and 2020, respectively. During the nine months ended September 30, 2021 and 2020, we capitalized interest of $8.4 million and $2.2 million, respectively. During the three months ended September 30, 2021 and 2020, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $1.0 million and $0.2 million, respectively, and during each of the nine months ended September 30, 2021 and 2020, we capitalized $2.5 million and , $0.6 million respectively. Additionally, this amount excludes $9.1 million of deferred acquisition maintenance capital expenditures incurred for the nine months ended September 30, 2021.

Financial Supplement	Third Quarter 2021

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended September 30, 2021 and 2020.

	Three Months Ended September 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$225,234	$224,210	$166,355	35.4%	34.8%
Warehouse services	316,813	315,105	221,669	42.9%	42.2%
Total warehouse segment revenue	$542,047	$539,315	$388,024	39.7%	39.0%

Power	38,931	38,774	27,145	43.4%	42.8%
Other facilities costs (2)	53,050	52,533	35,752	48.4%	46.9%
Labor	245,515	244,106	166,491	47.5%	46.6%
Other services costs (3)	59,559	59,447	30,880	92.9%	92.5%
Total warehouse segment cost of operations	$397,055	$394,860	$260,268	52.6%	51.7%
Warehouse segment contribution (NOI)	$144,992	$144,455	$127,756	13.5%	13.1%

Warehouse rent and storage contribution (NOI) (4)	$133,253	$132,903	$103,458	28.8%	28.5%
Warehouse services contribution (NOI) (5)	$11,739	$11,552	$24,298	(51.7)%	(52.5)%

Total warehouse segment margin	26.7%	26.8%	32.9%	-618 bps	-614 bps
Rent and storage margin(6)	59.2%	59.3%	62.2%	-303 bps	-291 bps
Warehouse services margin(7)	3.7%	3.7%	11.0%	-726 bps	-730 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $11.2 million and $3.4 million for the third quarter 2021 and 2020, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $2.9 million and $2.2 million for the third quarter of 2021 and 2020, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2021

The following table presents the operating results of our warehouse segment for the nine months ended September 30, 2021 and 2020.

	Nine Months Ended September 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
	(Dollars in thousands)
Rent and storage	$642,787	$633,774	$492,328	30.6%	28.7%
Warehouse services	888,445	869,710	649,175	36.9%	34.0%
Total warehouse segment revenues	1,531,232	1,503,484	1,141,503	34.1%	31.7%

Power	97,315	96,098	68,918	41.2%	39.4%
Other facilities costs (2)	155,143	152,699	102,499	51.4%	49.0%
Labor	684,475	669,918	502,087	36.3%	33.4%
Other services costs (3)	158,747	156,781	93,338	70.1%	68.0%
Total warehouse segment cost of operations	$1,095,680	$1,075,496	$766,842	42.9%	40.3%

Warehouse segment contribution (NOI)	$435,552	$427,988	$374,661	16.3%	14.2%
Warehouse rent and storage contribution (NOI) (4)	$390,329	$384,977	$320,911	21.6%	20.0%
Warehouse services contribution (NOI) (5)	$45,223	$43,011	$53,750	(15.9)%	(20.0)%

Total warehouse segment margin	28.4%	28.5%	32.8%	-438 bps	-436 bps
Rent and storage margin(6)	60.7%	60.7%	65.2%	-446 bps	-444 bps
Warehouse services margin(7)	5.1%	4.9%	8.3%	-319 bps	-333 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $30.7 million and $9.2 million, on an actual basis, for the nine months ended September 30, 2021 and 2020, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $8.7 million and $7.5 million, on an actual basis, for the nine months ended September 30, 2021 and 2020, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2021

Same-store Financial Performance - The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2021 and 2020.

	Three Months Ended September 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
Number of same store warehouses	162		162	n/a	n/a
Same store revenues:	(Dollars in thousands - unaudited)
Rent and storage	$157,233	$157,108	$154,926	1.5%	1.4%
Warehouse services	216,351	215,316	210,309	2.9%	2.4%
Total same store revenues	$373,584	$372,424	$365,235	2.3%	2.0%
Same store cost of operations:
Power	25,676	25,721	25,497	0.7%	0.9%
Other facilities costs	31,743	31,700	32,859	(3.4)%	(3.5)%
Labor	168,426	167,673	155,114	8.6%	8.1%
Other services costs	30,530	30,531	28,237	8.1%	8.1%
Total same store cost of operations	$256,375	$255,625	$241,707	6.1%	5.8%

Same store contribution (NOI)	$117,209	$116,799	$123,528	(5.1)%	(5.4)%
Same store rent and storage contribution (NOI)(2)	$99,814	$99,687	$96,570	3.4%	3.2%
Same store services contribution (NOI)(3)	$17,395	$17,112	$26,958	(35.5)%	(36.5)%

Total same store margin	31.4%	31.4%	33.8%	-245 bps	-246 bps
Same store rent and storage margin(4)	63.5%	63.5%	62.3%	115 bps	112 bps
Same store services margin(5)	8.0%	7.9%	12.8%	-478 bps	-487 bps

Number of non-same store warehouses(6)	77		13	n/a	n/a
Non-same store revenues:
Rent and storage	$68,001	$67,102	$11,429	495.0%	487.1%
Warehouse services	100,462	99,789	11,360	784.3%	778.4%
Total non-same store revenues	$168,463	$166,891	$22,789	639.2%	632.3%
Non-same store cost of operations:
Power	13,255	13,053	1,648	704.3%	692.1%
Other facilities costs	21,307	20,833	2,893	636.5%	620.1%
Labor	77,089	76,433	11,377	577.6%	571.8%
Other services costs	29,029	28,916	2,643	998.3%	994.1%
Total non-same store cost of operations	$140,680	$139,235	$18,561	657.9%	650.1%

Non-same store contribution (NOI)	$27,783	$27,656	$4,228	557.1%	554.1%
Non-same store rent and storage contribution (NOI)(2)	$33,439	$33,216	$6,888	385.5%	382.2%
Non-same store services contribution (NOI)(3)	$(5,656)	$(5,560)	$(2,660)	(112.6)%	(109.0)%

Total warehouse segment revenues	$542,047	$539,315	$388,024	39.7%	39.0%
Total warehouse cost of operations	$397,055	$394,860	$260,268	52.6%	51.7%
Total warehouse segment contribution	$144,992	$144,455	$127,756	13.5%	13.1%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2021

The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the nine months ended September 30, 2021 and 2020.

	Nine Months Ended September 30,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
Number of same store warehouses	162		162	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$457,384	$453,945	$460,623	(0.7)%	(1.4)%
Warehouse services	631,694	619,336	619,002	2.1%	0.1%
Total same store revenues	1,089,078	1,073,281	1,079,625	0.9%	(0.6)%
Same store cost of operations:
Power	65,287	65,068	64,742	0.8%	0.5%
Other facilities costs	97,735	96,917	94,818	3.1%	2.2%
Labor	488,382	478,435	468,955	4.1%	2.0%
Other services costs	85,747	85,374	85,435	0.4%	(0.1)%
Total same store cost of operations	$737,151	$725,794	$713,950	3.2%	1.7%

Same store contribution (NOI)	$351,927	$347,487	$365,675	(3.8)%	(5.0)%
Same store rent and storage contribution (NOI)(2)	$294,362	$291,960	$301,063	(2.2)%	(3.0)%
Same store services contribution (NOI)(3)	$57,565	$55,527	$64,612	(10.9)%	(14.1)%

Total same store margin	32.3%	32.4%	33.9%	-156 bps	-149 bps
Same store rent and storage margin(4)	64.4%	64.3%	65.4%	-100 bps	-104 bps
Same store services margin(5)	9.1%	9.0%	10.4%	-133 bps	-147 bps

Number of non-same store warehouses(6)	77		13	n/a	n/a
Non-same store revenues:
Rent and storage	$185,403	$179,829	$31,705	484.8%	467.2%
Warehouse services	256,751	250,373	30,173	750.9%	729.8%
Total non-same store revenues	442,154	430,202	61,878	614.6%	595.2%
Non-same store cost of operations:
Power	32,028	31,030	4,176	667.0%	643.1%
Other facilities costs	57,408	55,782	7,681	647.4%	626.2%
Labor	196,092	191,483	33,132	491.9%	477.9%
Other services costs	73,000	71,407	7,904	823.6%	803.4%
Total non-same store cost of operations	$358,528	$349,702	$52,893	577.8%	561.1%

Non-same store contribution (NOI)	$83,626	$80,500	$8,985	830.7%	795.9%
Non-same store rent and storage contribution (NOI)(2)	$95,967	$93,017	$19,848	383.5%	368.6%
Non-same store services contribution (NOI)(3)	$(12,341)	$(12,517)	$(10,863)	(13.6)%	(15.2)%

Total warehouse segment revenues	$1,531,232	$1,503,484	$1,141,503	34.1%	31.7%
Total warehouse cost of operations	$1,095,680	$1,075,496	$766,842	42.9%	40.3%
Total warehouse segment contribution	$435,552	$427,988	$374,661	16.3%	14.2%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2021

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended September 30, 2021 and 2020.

	Three Months Ended September 30,		Change
Units in thousands except per pallet and site data - unaudited	2021	2020
Number of same store warehouses	162	162	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	2,878	2,942	(2.2)%
Economic occupancy percentage	76.5%	78.3%	-179 bps
Same store rent and storage revenues per economic occupied pallet	$54.62	$52.66	3.7%
Constant currency same store rent and storage revenue per economic occupied pallet	$54.58	$52.66	3.7%

Physical occupancy(2)
Average physical occupied pallets	2,553	2,661	(4.1)%
Average physical pallet positions	3,760	3,756	0.1%
Physical occupancy percentage	67.9%	70.8%	-295 bps
Same store rent and storage revenues per physical occupied pallet	$61.59	$58.23	5.8%
Constant currency same store rent and storage revenues per physical occupied pallet	$61.54	$58.23	5.7%

Same store warehouse services:
Throughput pallets	7,328	7,467	(1.9)%
Same store warehouse services revenues per throughput pallet	$29.52	$28.16	4.8%
Constant currency same store warehouse services revenues per throughput pallet	$29.38	$28.16	4.3%

Number of non-same store warehouses(3)	77	13	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	1,182	202	485.5%
Economic occupancy percentage	74.3%	63.5%	1086 bps

Physical occupancy(2)
Average physical occupied pallets	1,156	188	515.0%
Average physical pallet positions	1,591	318	399.9%
Physical occupancy percentage	72.7%	59.1%	1360 bps

Non-same store warehouse services:
Throughput pallets	2,814	451	523.9%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2021

The following table provides certain operating metrics to explain the drivers of our same store performance for the nine months ended September 30, 2021 and 2020.

	Nine Months Ended September 30,
Units in thousands except per pallet and site number data - unaudited	2021	2020	Change
Number of same store sites	162	162	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	2,865	3,003	(4.6)%
Economic occupancy percentage	76.2%	80.1%	-393 bps
Same store rent and storage revenues per economic occupied pallet	$159.64	$153.38	4.1%
Constant currency same store rent and storage revenues per economic occupied pallet	$158.44	$153.38	3.3%

Physical occupancy(2)
Average physical occupied pallets	2,543	2,753	(7.6)%
Average physical pallet positions	3,762	3,750	0.3%
Physical occupancy percentage	67.6%	73.4%	-582 bps
Same store rent and storage revenues per physical occupied pallet	$179.85	$167.31	7.5%
Constant currency same store rent and storage revenues per physical occupied pallet	$178.50	$167.31	6.7%

Same store warehouse services:
Throughput pallets (in thousands)	21,805	22,547	(3.3)%
Same store warehouse services revenues per throughput pallet	$28.97	$27.45	5.5%
Constant currency same store warehouse services revenues per throughput pallet	$28.40	$27.45	3.5%

Number of non-same store sites(3)	77	13	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	1,129	185	509.0%
Economic occupancy percentage	75.9%	63.3%	1260 bps

Physical occupancy(2)
Average physical occupied pallets	1,105	176	525.9%
Average physical pallet positions	1,488	293	407.9%
Physical occupancy percentage	74.2%	60.2%	1400 bps

Non-same store warehouse services:
Throughput pallets (in thousands)	7,786	1,286	505.3%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 77 includes one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Third Quarter 2021

Same-store Historical Performance Trend
The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20	Q1 20
Number of same store warehouses	162	162	162	162	162	162	162

Same store revenues:
Rent and storage	$157,233	$150,984	$149,166	$156,134	$154,926	$152,893	$152,805
Warehouse services	216,351	209,258	206,085	214,393	210,309	199,832	208,861
Total same store revenues	$373,584	$360,242	$355,251	$370,527	$365,235	$352,725	$361,666

Same store cost of operations:
Power	25,676	21,754	17,857	19,639	25,497	20,816	18,428
Other facilities costs	31,743	33,043	32,939	30,029	32,859	32,132	29,827
Labor	168,426	161,052	158,905	156,864	155,114	154,934	158,907
Other services costs	30,530	28,109	27,108	26,690	28,237	27,622	29,575
Total same store cost of operations	$256,375	$243,958	$236,809	$233,222	$241,707	$235,504	$236,737

Same store contribution (NOI)	$117,209	$116,284	$118,442	$137,305	$123,528	$117,221	$124,929
Same store rent and storage contribution (NOI)(1)	$99,814	$96,187	$98,370	$106,466	$96,570	$99,945	$104,550
Same store services contribution (NOI)(2)	$17,395	$20,097	$20,072	$30,839	$26,958	$17,276	$20,379

Total same store margin	31.4%	32.3%	33.3%	37.1%	33.8%	33.2%	34.5%
Same store rent and storage margin(3)	63.5%	63.7%	65.9%	68.2%	62.3%	65.4%	68.4%
Same store services margin(4)	8.0%	9.6%	9.7%	14.4%	12.8%	8.6%	9.8%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	2,878	2,830	2,887	3,036	2,942	2,971	3,094
Economic occupancy percentage	76.5%	75.2%	76.7%	80.7%	78.3%	79.2%	82.6%
Same store rent and storage revenues per economic occupied pallet	$54.62	$53.35	$51.67	$51.43	$52.66	$51.46	$49.39

Physical occupancy
Average physical occupied pallets	2,553	2,515	2,562	2,759	2,661	2,705	2,893
Average physical pallet positions	3,760	3,763	3,764	3,763	3,756	3,750	3,745
Physical occupancy percentage	67.9%	66.8%	68.1%	73.3%	70.8%	72.1%	77.3%
Same store rent and storage revenues per physical occupied pallet	$61.59	$60.03	$58.23	$56.59	$58.23	$56.52	$52.81

Same store warehouse services:
Throughput pallets	7,328	7,351	7,125	7,453	7,467	7,333	7,747
Same store warehouse services revenues per throughput pallet	$29.52	$28.47	$28.92	$28.77	$28.17	$27.25	$26.96

Actual FX rates for the period
1 ARS =	0.010	0.011	0.011	0.013	0.014	0.015	0.016
1 AUS =	0.735	0.769	0.773	0.731	0.715	0.668	0.657
1 BRL =	0.191	0.191	0.183	0.185	0.186	0.186	0.208
1 CAD =	0.794	0.811	0.790	0.767	0.751	0.726	0.744
1 CLP =	0.001	0.001	0.001	n/a	n/a	n/a	n/a
1 EUR =	1.179	1.208	1.205	n/a	n/a	n/a	n/a
1 GBP =	1.378	1.394	1.379	n/a	n/a	n/a	n/a
1 NZD =	0.701	0.716	0.719	0.687	0.662	0.626	0.634
1 PLN =	0.258	0.267	0.265	n/a	n/a	n/a	n/a
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2021
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Rochelle, IL(2)	Expansion	Distribution (A)	Multi-tenant	15.7	54	$106.7	7-9%	Q2 2019	Q4 2022
Chesapeake, VA	Expansion	Public (C)	Multi-tenant	4.5	12	$26.2	10-12%	Q4 2019	Q1 2021
N. Little Rock, AR	Expansion	Public(C)	Multi-tenant	3.2	12	$19.2	10-12%	Q4 2019	Q1 2021
Columbus, OH	Expansion	Public (C)	Multi-tenant	1.5	5	$7.0	14-15%	Q1 2020	Q2 2021
Savannah, GA(3)	Development	Distribution (C)	Multi-tenant	14.8	37	$69.5	7-9%	Q2 2020	Q3 2021
Atlanta, GA(4)	Expansion /Redevelopment	Distribution (A)	Multi-tenant	18.3	60	$130.0	10-15%	Q2 2021	Q1 2023
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64.0	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£6.6	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13.2	10-12%	Q3 2021	Q1 2023
(1)Cost to date through September 30, 2021, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cost updated to reflect an additional $10 - $11 million of costs expected to be incurred over the next 12 months.
(3)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019. Given the broad market dynamics affecting our entire portfolio, we are now expecting this facility to generate a revised yield in 2022 of 7 to 9%.
(4)Site operational Q2 2021 and estimated total cost includes construction holdbacks and progress payments for automation which are expected to be paid within the next 12 months.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$12.0	$29- $33	$41 - $45	10-12%	Q2 2022	Q3 2023
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$122.2	$38.8-$51.8	$161-$174	10-12%	Q3 2022	Q4 2023
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$114.4	$36.6-$49.6	$151-$164	10-12%	Q3 2022	Q4 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€9.9	€17.6 - €19.6	€27.5 - €29.5	10-12%	Q3 2022	Q4 2023
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$45.1	$35.9-$41.9	$81-$87	10-12%	Q4 2022	Q1 2024
Atlanta 2, GA	Expansion	Distribution (A)	Multi-tenant	6.3	24	$14.1	$21 - $24	$35 - $38	10-12%	Q2 2023	Q1 2025
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$4	A$56-A$60	A$60-A$64	10-12%	Q2 2023	Q1 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of September 30, 2021.

Financial Supplement	Third Quarter 2021

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
AM-C Warehouses	DFW, TX	2	13.8	45	$85.0	7.4%	8-10%	8/31/2020	Q4 2023
Caspers Cold Storage	Tampa, FL	1	3.2	12	$25.5	—%	9-10%	8/31/2020	Q4 2023
Halls Warehouse Corp(2)	New Jersey	8	58.0	200	$480.0	6.3%	7-8%	11/2/2020	Q1 2024
Agro Merchants Group (2)(3)(4)	US, Europe, South America, Australia	46	236.0	853	$1,699.0	6.5%	7.5-8.5%	12/30/2020	Q1 2026
Liberty Freezers	Canada	4	10.4	42	$57.8	7.0%	8-9%	3/1/2021	Q2 2024
KMT Brrr!(2)	New Jersey	2	12.6	39	$71.1	9.0%	10.0-10.5%	5/5/2021	Q3 2024
Bowman Stores	England	1	9.5	23	£74.1	6.8%	7.5-8.5%	5/28/2021	Q3 2024
ColdCo Logistics(5)	St. Louis	2	2.8	12	$20.5	10.7%	12-13%	8/2/2021	Q4 2024
Newark Facility Management(6)	New Jersey	1	11.5	17	$376.5	6.1%	6.5-7.5%	9/1/2021	Q4 2024
Lago Cold Stores	Australia	3	6.8	30	A$106.4	6.2%	7-8%	11/2021 Est.	Q1 2025
Brighton(7)	Denver, CO	1	12.1	33	$59.3	5.5%	7.5-8.5%	11/2021 Est.	Q3 2023
(1)Inclusive of expenses required to integrate and reach stabilization.
(2)Net Entry NOI Yield metric is exclusive of SG&A expense.
(3)Stabilized NOI ROIC of 7.5-8.5% reflects a period of five years for the Agro acquisition.
(4)Due to stock component of transaction, the Agro Acquisition price was different from original announcement.
(5)The net entry NOI yield of 10.7% excludes approximately $0.9 million of SG&A, resulting in a net entry EBITDA yield of 6.3%.
(6)The total acquisition price is $390.5 million. Excluding $2.6 million in annual tax credits valued at $14.0 million, the adjusted acquisition price is $376.5 million. The net entry NOI yield of 6.1% excludes approximately $1.7 million of SG&A, resulting in a net entry EBITDA yield of 5.6%. NOI and EBITDA exclude the $2.6 million in annual tax credits.
(7)Facility is only approximately 50% economic occupied, resulting in a lower net entry NOI yield.

Financial Supplement	Third Quarter 2021
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of September 30, 2021, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. SuperFrio provides temperature-controlled storage and logistics services including storage, warehouse services, and transportation. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
			As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q3 21		Q2 21		Q1 21		Q4 20		Q3 20

Net book value of real estate	R$	903,210	R$	817,378	R$	579,770	R$	579,475	R$	436,291
Other assets	354,930		362,475		169,695		177,804		228,043
Total assets	1,258,140		1,179,853		749,465		757,279		664,334

Debt	503,902		462,719		282,863		254,514		229,797
Other liabilities	403,261		369,004		223,385		278,816		208,782
Equity	350,977		348,130		243,217		223,949		225,755
Total liabilities and equity	R$	1,258,140	R$	1,179,853	R$	749,465	R$	757,279	R$	664,334

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1837		0.2013		0.1775		0.1925		0.1783
Americold’s pro rata share of debt at BRL/USD rate		$13,885		$13,972		$7,531		$7,349		$6,146

			Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q3 21		Q2 21		Q1 21		Q4 20		Q3 20

Total revenues	R$	104,252	R$	69,047	R$	44,653	R$	51,122	R$	44,349
Operating expenses	76,588		55,911		41,260		35,750		33,775
Operating income	27,664		13,136		3,393		15,372		10,574

Interest expense	13,765		9,530		6,738		6,863		5,904
Depreciation & amortization	13,003		10,602		8,579		10,070		8,314
Other income	(913)		(1,089)		(240)		(305)		(880)
Income tax benefit	477		331		(6,276)		(65)		(947)
Non-operating expenses	26,332		19,374		8,801		16,563		12,391
Net income (loss)	R$	1,332	R$	(6,238)	R$	(5,408)	R$	(1,191)	R$	(1,817)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1912		0.1910		0.1830		0.1854		0.1860
Americold’s pro rata share of NOI		$793		$376		$93		$427		$295
Americold’s pro rata share of Net income (loss)		$38		$(179)		$(148)		$(33)		$(51)
Americold’s pro rata share of Core FFO		$358		$137		$116		$221		$187
Americold’s pro rata share of AFFO		$433		$76		$—		$389		$312

Financial Supplement	Third Quarter 2021
As of September 30, 2021, the Company owned a 22.12% equity share in the Brazil-based Comfrio. We acquired this JV ownership in conjunction with the Agro acquisition, which closed on December 30, 2020. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q3 21		Q2 21		Q1 21		Q4 20

Net book value of real estate	R$	304,497	R$	224,169	R$	238,471	R$	240,297
Other assets	235,250		277,756		255,380		295,052
Total assets	539,747		501,925		493,851		535,349

Debt	452,089		412,480		405,507		426,357
Other liabilities	118,122		107,125		101,536		108,782
Accumulated deficit	(30,464)		(17,680)		(13,192)		210
Total liabilities and equity	R$	539,747	R$	501,925	R$	493,851	R$	535,349

Americold’s ownership percentage	22%		22%		22%		22%

BRL/USD quarter-end rate	0.1837		0.2013		0.1775		0.1925
Americold’s pro rata share of debt at BRL/USD rate		$18,271		$18,267		$15,835		$18,056

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q3 21		Q2 21		Q1 21		Q4 20

Total revenues	R$	88,477	R$	70,356	R$	60,401	R$	76,522
Operating expenses	68,389		33,612		46,039		36,159
Operating income	20,088		36,744		14,362		40,363

Interest expense	22,550		17,357		13,074		21,468
Depreciation & amortization	11,657		18,937		17,787		19,580
Other income	41		(3,530)		(2,789)		(836)
Income tax benefit	(3,488)		—		—		(1,759)
Non-operating expenses	30,760		32,764		28,072		38,453
Net (loss) income	R$	(10,672)	R$	3,980	R$	(13,710)	R$	1,910

Americold’s ownership percentage	22%		22%		22%		22%

BRL/USD average rate	0.1912		0.1910		0.1830		0.1854
Americold’s pro rata share of NOI at BRL/USD average rate		$845		$1,544		$578		$1,646
Americold’s pro rata share of Net income (loss) at BRL/USD average rate(1)		$(449)		$167		$(552)		$78
Americold’s pro rata share of Core FFO at BRL/USD average rate		$136		$434		$(411)	n/a
Americold’s pro rata share of AFFO at BRL/USD average rate		$(113)		$1,186		$(17)	n/a

(1) Q4 20 above represents the full quarter results for the Comfrio JV, however, our share of net loss reflected on the Condensed Consolidated Statement of Operations for the same time period does not reflect the results of Comfrio due to immateriality of one day of ownership.

Financial Supplement	Third Quarter 2021

2021 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of	As of	As of
	November 3, 2021	September 21, 2021	August 5, 2021	May 6, 2021	Feb. 18, 2021
Warehouse segment same store revenue growth (constant currency)	(2.0)% - 0.0%	(2.0%) - 0.0%	0.0% - 2.0%	2.0% - 4.0%	2.0% - 4.0%
Warehouse segment same store NOI growth (constant currency)	400 - 600 bps lower than associated revenue	400 - 600 bps lower than associated revenue	0 - 100 bps higher than associated revenue	100 - 200 bps higher than associated revenue	100 - 200 bps higher than associated revenue
Managed and Transportation segment NOI	$43M - $46M	$42M - $50M	$42M - $50M	$46M - $54M	$46M - $54M
Total selling, general and administrative expense (inclusive of non-cash share-based compensation expense of $20 million)	$179M - $182M	$175M - $185M	$175M - $185M	$190M - $196M	$190M - $196M
Current income tax expense	$8M - $10M	$8M - $10M	$8M - $10M	$9M - $13M	$9M - $13M
Deferred income tax benefit (expense)	$1M - $2M	($4M - $6M)	($4M - $6M)	$4M - $5M	$1M - $2M
Non real estate depreciation and amortization expense	$120M - $125M	$140M - $155M	$140M - $155M	$100M - $110M	$85M - $92M
Total maintenance capital expenditures	$75M - $80M	$77M - $82M	$77M - $82M	$90M - $100M	$90M - $100M
Development starts (1)	$153M - $175M	$175M - $300M	$175M - $300M	$175M - $300M	$175M - $300M
AFFO per share	$1.15 - $1.20	$1.15 - $1.20	$1.34 - $1.40	$1.36 - $1.46	$1.36 - $1.46
Assumed FX rates	1 ARS = 0.0104 USD 1 AUS = 0.7539 USD 1 BRL = 0.1820 USD 1 CAD = 0.7895 USD 1 CLP = 0.0013 USD 1 EUR = 1.1905 USD 1 GBP = 1.3815 USD 1 NZD = 0.7096 USD 1 PLN = 0.2637 USD	1 ARS = 0.0127 USD 1 AUS = 0.7521 USD 1 BRL = 0.1820 USD 1 CAD = 0.8059 USD 1 CLP = 0.0018 USD 1 EUR = 1.2041 USD 1 GBP = 1.3976 USD 1 NZD = 0.7031 USD 1 PLN = 0.2665 USD	1 ARS = 0.0127 USD 1 AUS = 0.7521 USD 1 BRL = 0.1820 USD 1 CAD = 0.8059 USD 1 CLP = 0.0018 USD 1 EUR = 1.2041 USD 1 GBP = 1.3976 USD 1 NZD = 0.7031 USD 1 PLN = 0.2665 USD	1 ARS = 0.0101 USD 1 AUS = 0.7743 USD 1 BRL = 0.1795 USD 1 CAD = 0.8071 USD 1 CLP = 0.0013 USD 1 EUR = 1.1898 USD 1 GBP = 1.3904 USD 1 NZD = 0.7185 USD 1 PLN = 0.2587 USD	1 ARS = 0.0130 USD 1 AUS = 0.7179 USD 1 BRL = 0.1930 USD 1 CAD = 0.7592 USD 1 CLP = 0.0013 USD 1 EUR = 1.1839 USD 1 GBP = 1.3121 USD 1 NZD = 0.6600 USD 1 PLN = 0.2686 USD

(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Third Quarter 2021

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation, net loss or gain on asset disposals, impairment of real estate assets, and our share of reconciling items of partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate net of withholding taxes, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, non-core asset impairment, acquisition, litigation and other expenses, share-based compensation expense for the IPO retention grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, pension withdrawal liability and above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense from grants of stock options and restricted stock units under our equity incentive plans, excluding IPO grants, non-real estate depreciation and amortization, non-real estate asset impairment and maintenance capital expenditures. We also adjust for AFFO attributable to our portion of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, and net (gain) loss on sale of real estate, net of withholding taxes and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other expenses, asset impairment, loss or gain on real estate and other asset disposals, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments, share-based compensation expense, foreign currency exchange gain or loss, loss or income from investments in partially owned entities and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 22 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.